LeBoeuf, Lamb, Greene & MacRae LLP

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                             New York, Ny 10019-5389
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                                                                  March 23, 2006

Allstate Life Global Funding
c/o AMACAR Pacific Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211

                  Re:   ALLSTATE LIFE GLOBAL FUNDING TRUST 2006-1
                        $350,000,000 FLOATING RATE NOTES DUE 2009

Ladies and Gentlemen:

     We have acted as special counsel to Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), by Global Funding and Allstate Life Insurance Company ("Allstate Life"), of a Registration Statement on Form S-3 (File No. 333-129157) on October 20, 2005, as amended by Amendment No. 1 filed with the Commission on November 29, 2005, Amendment No. 2 filed with the Commission on February 27, 2006 and Amendment No. 3 filed with the Commission on March 13, 2006 (including the documents incorporated by reference therein, the "Registration Statement"), and: (i) a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued from time to time by newly established separate and distinct Delaware statutory trusts (each, a "Trust" and together, the "Trusts"); (ii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Secured Medium Term Note program described therein primarily to institutional investors (the "Institutional Prospectus Supplement"); and (iii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Allstate Life(R) CoreNotes(R) program described therein primarily to retail investors (the "Retail Prospectus Supplement"). The Registration Statement was declared effective by the Commission on March 15, 2006.

     The Registration Statement provides for: (i) the registration and issuance through the Trusts of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an indenture (each, an "Indenture") to be entered into among such Trust and the other parties specified therein, including J.P. Morgan Trust Company, National Association, or another entity specified therein, as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement;
(ii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each, a "Funding Note"), substantially in the form attached as an exhibit to the Registration Statement, to be sold by Global Funding to the Trusts in connection with the sale of the Notes; and (iii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of Allstate Life's funding agreements (each, a "Funding Agreement"), substantially in the form identified on the exhibit list of the Registration Statement, to be sold by Allstate Life to Global Funding.

     This opinion letter is delivered to you in connection with the issuance by Allstate Life Global Funding Trust 2006-1 (the "Designated Trust") of $350,000,000 aggregate principal amount of Floating Rate Notes due 2009 (the "Designated Notes") and the issuance by Global Funding of a $350,000,000 Floating Rate Funding Note due 2009 (the "Designated Funding Note"). Capitalized terms used in this opinion letter which are not otherwise defined herein have the meanings ascribed to them in the Standard Indenture Terms attached as an exhibit to the Registration Statement.

         In furnishing this opinion, we have reviewed:

(i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and Pricing Supplement no. 1 dated March 20, 2006 (the "Designated Pricing Supplement");

(ii) the Trust Agreement, dated as of the date of the Designated Pricing Supplement (the "Designated Trust Agreement"), which adopts and incorporates the Standard Trust Agreement Terms, among Global Funding, as trust beneficial owner, AMACAR Pacific Corp., as the sole administrator of the Designated Trust, and Wilmington Trust Company, as Delaware trustee;

(iii) the Indenture dated as of March 23, 2006, which adopts and incorporates the Standard Indenture Terms, among the Designated Trust and the other parties specified therein, including J.P. Morgan Trust Company, National Association, as indenture trustee (the "Designated Indenture");

(iv) the Funding Note Indenture dated as of March 23, 2006, which adopts and incorporates the Standard Funding Note Indenture Terms, among Global Funding and the other parties specified therein, including J.P. Morgan Trust Company, National Association, as funding note indenture trustee (the "Designated Funding Note Indenture");

(v) the Distribution Agreement, dated March 15, 2006, entered into by and among Global Funding and the agents named therein, and acknowledged and agreed to by the Designated Trust pursuant to the Terms Agreement dated as of the date of the Designated Pricing Supplement executed by the Designated Trust through the execution of the Series Instrument (as hereinafter defined);

(vi) the Series Instrument, dated March 20, 2006 (the "Series Instrument") that includes the Designated Trust Agreement executed in connection with the creation of the Designated Trust and the Designated Indenture and the Designated Funding Note Indenture executed in connection with the issuance by the Designated Trust of the Designated Notes and the issuance by Global Funding of the Designated Funding Note;

(vii)                 the Closing Instrument, dated March 23, 2006;

(viii)                the certificate representing the Designated Notes;

(ix)                  the certificate representing the Designated Funding Note;

(x)                   Funding Agreement No. FA-41091; and

(xi) such other certificates, records, and other documents as we have deemed necessary or appropriate to enable us to render our opinions set forth below.

     We have also examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Allstate Life, Global Funding and the Designated Trust, as applicable, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to authentic original documents of any copies submitted to us for our examination. We have also relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representations of all persons whom we have deemed appropriate. We have assumed that the Indenture Trustee has the power and authority to authenticate each certificate representing the Designated Notes and that the Funding Note Indenture Trustee has the power and authority to authenticate the certificate representing the Designated Funding Note.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. Upon the due execution and authentication of the certificate representing the Designated Funding Note and the delivery of the Designated Funding Note to the purchaser thereof against payment of the agreed consideration therefor as contemplated by the Registration Statement, the Designated Funding Note will be a valid and binding obligation of Global Funding, enforceable against Global Funding in accordance with its terms.

2. Upon the due execution and authentication of the certificate representing the Designated Notes and the delivery of the Designated Notes to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Registration Statement, the Designated Notes will be the valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

     The above opinions with regard to the enforceability of the Designated Notes and the Designated Funding Note are (i) qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) subject to the further qualification that, to the extent that the Designated Notes or Designated Funding Note are denominated in a currency other than United States dollars, a claim thereunder (or foreign currency judgment in respect to such claim) would be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal law of the United States, as currently in effect. This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date hereof with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date hereof.

     The opinions expressed in this letter are as of the date hereof. We assume no obligation to update, revise, or supplement this letter, nor to communicate further with or advise you with respect to any matter covered in this letter or any change, development, occurrence, circumstance, or condition in respect of any such matter. This letter is delivered to you in connection with our representation of Global Funding with respect to the issuance by the Designated Trust of the Designated Notes and the issuance by Global Funding of the Designated Funding Note, and it may not be furnished to or relied upon by any other person or used for any other purpose without our express written consent.

     We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by Global Funding and the Designated Trust in connection with the issuance and sale of the Designated Notes and the Designated Funding Note, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                     /s/ LeBoeuf, Lamb, Greene & MacRae LLP